                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

===============================================================================


                                UNIT AGREEMENT



                                    Between



                             GLOBE HOLDINGS, INC.



                                      and



                            NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION,
                   as Unit Agent, Warrant Agent and Trustee



                          Dated as of August 6, 1998



===============================================================================

                               TABLE OF CONTENTS

                                                                            Page
SECTION 1.  Appointment of Unit Agent......................................... 1

SECTION 2.  Unit Certificates................................................. 2

SECTION 3.  Execution of Unit Certificates.................................... 2

SECTION 4.  Registration and Authentication................................... 3

SECTION 5.  Registration of Transfers and Exchanges........................... 3

SECTION 6.  Separation of the Notes and the Warrants.......................... 7

SECTION 7.  Rights of Unit Holders............................................ 8

SECTION 8.  Unit Agent........................................................ 8

SECTION 9.  Resignation and Appointment of Successor..........................10

SECTION 10. Notices to the Company and Unit Agent, Trustee and Warrant Agent..12

SECTION 11. Supplements and Amendments........................................13

SECTION 12. Successors........................................................13

SECTION 13. Governing Law.....................................................13

SECTION 14. Benefits of This Agreement........................................13

SECTION 15. Counterparts......................................................13

                                UNIT AGREEMENT


          This UNIT AGREEMENT (this "Agreement") dated as of August 6, 1998 is between Globe Holdings, Inc., a Massachusetts corporation (the "Company"), and Norwest Bank Minnesota, National Association, as Unit Agent (in such capacity, together with any successor unit agent, the "Unit Agent") and as Warrant Agent (as defined below) and as Trustee (as defined below).

          WHEREAS, the Company proposes to issue $49,086,000 aggregate principal amount at maturity of its 14% Senior Discount Notes due 2009 (the "Notes") pursuant to an Indenture dated as of August 6, 1998 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee (in such capacity, the "Trustee"), and to issue warrants (the "Warrants") to initially purchase an aggregate of 69,481 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Warrant Agreement dated as of August 6, 1998 (the "Warrant Agreement") between the Company and Norwest Bank Minnesota, National Association, as Warrant Agent (in such capacity, the "Warrant Agent"). The Notes and the Warrants will initially be represented by units (the "Units"), with each Unit consisting of $1,000 principal amount of Notes and one Warrant initially entitling the holder thereof to purchase 1.4155 shares of Common Stock (the "Warrant Shares").

          WHEREAS, the Company, the Trustee and the Warrant Agent desire to appoint the Unit Agent to act as their agent for the purpose of issuing certificates ("Unit Certificates") representing the Units and for the registration of transfers and exchanges thereof.

          WHEREAS, the Units will be exchangeable for the Notes and Warrants represented thereby upon the earliest to occur of: (i) the date that is six months following the initial sale of the Units, (ii) the commencement of the Exchange Offer (as defined in the Indenture), (iii) the date a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes is declared effective, (iv) a Change of Control (as defined in the Indenture), and (v) such date as the BancAmerica Robertson Stephens (the "Initial Purchaser") may, in its sole discretion, deem appropriate. The earliest date on which an event listed in the preceding sentence occurs is referred to as the "Separation Date."

          WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture.

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. Appointment of Unit Agent. (a) The Company hereby appoints the Unit Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby accepts such appointment.

          (b) The Trustee and the Company hereby appoint the Unit Agent as an Authenticating Agent and Registrar (as such terms are defined in the Indenture) for the Notes for so long as the Notes are represented by the Units. In its capacity as an Authenticating Agent and Registrar, the Unit Agent shall have the rights and obligations provided for such capacities in the Indenture.

          (c) The Warrant Agent and the Company hereby appoint the Unit Agent as Warrant Registrar (as such term is defined in the Warrant Agreement) for the Warrants for so long as the Warrants are represented by the Units. In its capacity as Warrant Registrar, the Unit Agent shall have the rights and obligations provided for such capacity in the Warrant Agreement.

          SECTION 2. Unit Certificates. Units issued in global form ("Global Units") shall be substantially in the form of Exhibit A attached hereto and shall include the Global Unit Legend set forth on Exhibit B (the "Global Unit Legend") and the "Schedule of Exchanges of Interests in Global Units." Units issued in definitive form (the "Definitive Units") shall be substantially in the form of Exhibit A attached hereto but shall not include the Global Unit Legend or the "Schedule of Exchanges of Interests in Global Units." Global Units shall represent such of the outstanding Units as shall be specified therein and each shall provide that it shall represent the aggregate Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary with respect to the Global Units until a successor shall be appointed by the Company and the Unit Agent. Upon written request, a Unit holder may receive from the Unit Agent Definitive Units as set forth in Section 5 below.

          SECTION 3. Execution of Unit Certificates. Unit Certificates shall be signed on behalf of the Company by two Officers (as such term is defined in the Indenture). Each such signature upon the Unit Certificates may be in the form of a facsimile signature of any person who is an Officer as of or subsequent to the date hereof and may be imprinted or otherwise reproduced on the Unit Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been an Officer, notwithstanding the fact that at the time the Unit Certificates shall be authenticated and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company, if affixed to a Unit Certificate, may be in the form of a facsimile thereof.

          In case any Officer of the Company who shall have signed any of the Unit Certificates shall cease to be such Officer before the Unit Certificates so signed shall have been authenticated by the Unit Agent, or disposed of by the Company, such Unit Certificates nevertheless may be authenticated and delivered or disposed of as though such person had not ceased to be such Officer of the Company; and any Unit Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Unit Certificate, shall be a proper Officer of the Company to sign such Unit Certificate, although at the date of the execution of this Unit Agreement any such person was not such officer.

          Unit Certificates shall be dated the date of authentication by the Unit Agent.

          SECTION 4. Registration and Authentication. The Unit Agent, on behalf of the Company, shall number and register the Unit Certificates in a register as they are issued by the Company.

          Unit Certificates shall be manually authenticated by the Unit Agent and shall not be valid for any purpose unless so authenticated. The Unit Agent shall, upon written instructions of an Officer of the Company specifying the number of Units to be authenticated, whether the Units are to be Global Units or Definitive Units, the date of such Units, and such other information as the Unit Agent may request, initially authenticate and deliver not more than 49,086 Units and shall thereafter authenticate and deliver Units as otherwise provided in this Agreement.

          SECTION 5.  Registration of Transfers and Exchanges.

          (a) Transfer and Exchange. The Unit Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Unit Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Unit Certificates and transfers or exchanges of Unit Certificates as herein provided. All Unit Certificates issued upon any registration of transfer or exchange of Unit Certificates shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Unit Certificates surrendered for such registration of transfer or exchange.

          A holder of Units may transfer its Units only by complying with the terms of this Agreement, the Indenture and the Warrant Agreement. No such transfer shall be effected until final acceptance and registration of the transfer by the Unit Agent in the register. Prior to the registration of any transfer of Units as provided herein, the Company, the Unit Agent and any agent of the Company or the Unit Agent may treat the Person in whose name the Units are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any holder of a Global Unit, shall, by acceptance of such Global Unit, agree that transfers of beneficial interests in such Global Unit may be effected only through a book-entry system maintained by the holder of such Global Unit (or its agent), and that ownership of a beneficial interest in the Units represented thereby shall be required to be reflected in a book entry. When Unit Certificates are presented to the Unit Agent with a request to register the transfer or to exchange them for an equal number of Units of other authorized denominations, the Unit Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

          (b) Registration, Registration of Transfer and Exchange. Prior to the Separation Date, when Unit Certificates are presented to the Unit Agent with a request from the holder of such Units to register the transfer or to exchange them for an equal number of Units of other authorized denominations, the Unit Agent shall register the transfer or make the exchange as requested; provided, however, that every Unit presented and surrendered for registration of transfer or exchange, as well as the Notes and Warrants to which it relates, shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or such holder's attorneys duly authorizing in writing.

          Prior to the Separation Date, to permit registrations of transfer and exchanges, the Company shall make available to the Unit Agent a sufficient number of executed Unit Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the holder of Units for any registration of transfer or exchange of Units, but the Company may require from the transferring or exchanging holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable under the Indenture or the Warrant Agreement, and such transfer or exchange shall not be consummated unless or until such holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Unit Agent that such tax has been paid.

          (c)  Book-Entry Provisions for Global Units.

               (i) The Global Units initially shall (A) be registered in the name of the Depositary (as defined in the Indenture) for such Global Units or the nominee of such Depositary, (B) be delivered to the Unit Agent as custodian for such Depositary and (C) bear the legends as set forth on Exhibit A and Exhibit B.

               Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to any Global Unit held on their behalf by the Depositary or the Unit Agent as its custodian, or under any Global Unit, and the Depositary may be treated by the Company, the Unit Agent and any agent of the Company or the Unit Agent as the absolute owner of any Global Unit for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Unit Agent or any agent of the Company or the Unit Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Unit.

              (ii) Transfers of Global Units shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Units may be transferred or exchanged for Definitive Units and Definitive Units may be transferred or exchanged for beneficial interests in the Global Units in accordance with the rules and procedures of the Depositary and the provisions of Section 5(d). In addition, Definitive Units shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Units if (x) the Company notifies the Unit Agent that the Depositary is unwilling or unable to continue as Depositary for any Global Unit and a successor Depositary is not appointed by the Company within 90 days of such notice or (y) the Company, at its option, notifies the Unit Agent in writing that it elects to cause the issuance of the Units in definitive form under the Unit Agreement.

               (iii) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Unit to beneficial owners pursuant to paragraph (ii) above, the Unit

Agent shall (if one or more Definitive Units are to be issued) reflect on its books and records the date and a decrease in the number of Units represented by the Global Unit in an amount equal to the number of Units represented by the beneficial interest in the Global Unit to be transferred, and the Company shall execute, and the Unit Agent shall authenticate and cause to be delivered, one or more Definitive Units in an amount equal to the beneficial interest in the Global Unit so transferred.

               (iv) In connection with the transfer of Global Units as an entirety to beneficial owners pursuant to paragraph (ii) above, the Global Units shall be deemed to be surrendered to the Unit Agent for cancellation, and the Company shall execute, and the Unit Agent shall authenticate and cause to be delivered to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Units, Definitive Units of authorized denominations representing, in the aggregate, the number of Units theretofore represented by the Global Units so transferred.

               (v) Any Definitive Unit delivered in exchange for an interest in a Global Unit pursuant to paragraph (ii) or (iii) shall bear the legend described as the Private Placement Legend on Exhibit A (the "Private Placement Legend").

               (vi) The registered holder of any Global Unit may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Unit Agreement or the Units.

          (d)  Special Transfer Restrictions.

               (i) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons and other Transfers Exempt under the Securities Act. The following provisions shall apply (x) with respect to the registration of any proposed transfer of a Unit to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person and (y) with respect to the registration of any proposed transfer pursuant to another available exemption from the registration requirements of the Securities Act:

          (A) the Unit Agent shall register the transfer of any Units if (x) the requested transfer is to an Institutional Accredited Investor pursuant to a private placement exemption from the registration requirements of the Securities Act or (y) the requested transfer is to a Non-U.S. Person pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 904 under the Securities Act or (z) the requested transfer is being made in reliance on another exemption from the registration requirements of the Securities Act, together, in the case of either clause (x), (y) or (z) with a certification to such effect (in substantially the form set forth in the form of Unit attached hereto as Exhibit A) and such other certifications, Opinions of Counsel or other information as the Company or the Unit Agent may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and

          (B) the Unit Agent shall register the transfer of any Unit if the proposed transferor is an Agent Member holding a beneficial interest in a Global Unit, upon, receipt by the Unit Agent of (x) the certificate, if any, required by paragraph (A) above and (y) instructions given in accordance with the Depositary's and the Unit Agent's procedures, whereupon (a) the Unit Agent shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Units) a decrease in the number of Units represented by the applicable Global Unit, in an amount equal to the number of Units represented by the beneficial interest in the Global Warrant to be transferred (the "Transfer Amount"), (b) if the Units to be transferred are to be evidenced by Definitive Units, the Company shall execute and the Unit Agent shall authenticate upon receipt of a written order from the Company and cause to be delivered one or more Definitive Units in an aggregate number equal to the Transfer Amount and (c) if the Units to be transferred are to be evidenced by an interest in a Global Unit, upon receipt of instructions given in accordance with the Depositary's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records the date and an increase in the number of Units represented by the Global Unit in which the transferee will hold its beneficial interest in an amount equal to the Transfer Amount.

          (ii) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Unit to a QIB (excluding transfers to Non-U.S. Persons):

          (A) the Unit Agent shall register the transfer if such transfer is being made by a proposed transferor who has delivered a certification (in substantially the form set forth in the form of Unit attached hereto as Exhibit A) stating, or has otherwise advised the Company and the Unit Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Unit Agent in writing that it is purchasing the Unit for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Company and the transferor are relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; if the Unit Agent or the Company shall so request, such proposed transferor shall have delivered an Opinion of Counsel, an officers' certificate and such other information as the Unit Agent or the Company may reasonably require in connection with such proposed transfer; and

          (B) if the proposed transferee is an Agent Member, and the Units to be transferred consist of Definitive Units which after transfer are to be evidenced by an interest in the Global Unit, upon receipt by the Unit Agent of instructions given in accordance with the Depositary's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records the date and an increase in the number of Units represented by the Global Unit in an amount equal to the number of Definitive Units to be transferred, and the Unit Agent shall cancel the Definitive Units so transferred; and

          (C) if the proposed transferee is an Agent Member, and the Units to be transferred consist of a beneficial interest in a Global Unit which after transfer is to continue to be evidenced by an interest in a Global Unit, upon receipt by the Unit Agent of instructions given in accordance with the Depositary's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records (A) the date, (B) a decrease in the number of Units represented by the Global Unit in which the transferor owns the beneficial interest to be transferred in an amount equal to the number of Units represented by the beneficial interest to be transferred and (C) an increase in the number of Units represented by the Global Unit in which the transferee will hold its beneficial interest in a like amount.

          (iii) Other Restrictions on Transfer. In addition to the restrictions on transfer set forth in (i) and (ii) above, any transfers of Units shall be made in accordance with the transfer and exchange provisions set forth in the Indenture and the Warrant Agreement.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Units, the Unit Agent shall deliver only Units that bear the Private Placement Legend.

          (f) Cancellation and/or Adjustment of Global Unit. At such time as all beneficial interests in Global Units have either been exchanged for Definitive Units or canceled, all Global Units shall be returned to or retained and canceled by the Unit Agent and destroyed by the Company, or by the Unit Agent at the Company's request. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Definitive Units or canceled, the number of Units represented by such Global Unit shall be reduced and an endorsement shall be made on such Global Unit by the Unit Agent to reflect such reduction.

          (g) Legends. Each Unit Certificate evidencing the Global Units and the Definitive Units (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

     THIS SECURITY HAS BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 14% SENIOR DISCOUNT NOTES DUE 2009 (THE "NOTES") OF GLOBE HOLDINGS, INC. (THE "COMPANY") AND ONE WARRANT TO PURCHASE 1.4155 SHARES OF COMMON STOCK OF THE COMPANY (THE "WARRANT"). THE NOTES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL THE "SEPARATION DATE," WHICH SHALL BE THE EARLIEST TO OCCUR OF (i) THE DATE THAT IS SIX MONTHS FOLLOWING THE INITIAL SALE OF THE UNITS, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iii) THE DATE A SHELF REGISTRATION STATEMENT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE, (iv) A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), OR (v) SUCH DATE AS BANCAMERICA ROBERTSON STEPHENS MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE.

          SECTION 6. Separation of the Notes and the Warrants. After the Separation Date, the Notes and the Warrants represented by the Units shall be separately transferable. Upon presentation after the Separation Date of any Unit Certificate for exchange for Warrants and Notes or for registration of transfer or otherwise, (i) the Unit Agent shall notify the Trustee and the Warrant Agent of the number of Units so presented, the registered owner thereof, such owner's registered address, the nature of any legends or restrictive endorsements set forth on such Unit Certificate and any other information provided by the holder thereof in connection therewith, (ii) the Trustee and Registrar under the Indenture, if the requirements of the Indenture for such transaction are met, shall promptly register, authenticate and deliver a new Note equal in principal amount to the Notes represented by such Unit Certificate in accordance with the direction of such holder and (iii) the Warrant Agent, if the requirements of the Warrant Agreement for such transactions are met, shall promptly countersign, register and deliver a new Warrant Certificate for the number of Warrants previously represented by such Unit Certificate in accordance with the directions of such holder. The Warrant Agent and the Trustee will notify the Unit Agent of any additional requirements in connection with a particular transfer or exchange.

          Following the Separation Date, no Unit Certificates shall be issued upon transfer or exchange of Unit Certificates, or otherwise.

          SECTION 7. Rights of Unit Holders. The registered holder of a Unit Certificate shall have all the rights and privileges of a registered owner of the principal amount of Notes represented thereby and the number of Warrants represented thereby and shall be treated as the registered owner thereof for all purposes. The Company agrees that it shall be bound by all provisions of the Indenture, the Notes, the Warrant Agreement and the Warrants and that the Notes and Warrants represented by each Unit Certificate shall be deemed legal, valid and binding obligations of the Company and that upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

          SECTION 8. Unit Agent. The Unit Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Company and the holders of Units, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Unit Certificates shall be taken as statements of the Company, and the Unit Agent assumes no responsibility for the correctness of any of the same, other than with respect to the certificate of authentication, except such as describe the Unit Agent or action taken or to be taken by it. The Unit Agent assumes no responsibility with respect to the distribution of the Unit Certificates except as herein otherwise specifically provided.

          (b) The Unit Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement, the Unit Certificates, the Indenture or the Warrant Agreement to be complied with by the Company.

          (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or the written advice of such counsel.

          (d) The Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate for any action taken in reliance on any Unit Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Unit Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Unit Agent reasonable compensation for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses (including reasonable fees, expenses and disbursements of counsel), taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in connection with this Agreement and to indemnify the Unit Agent and save it harmless against any and all losses and liabilities, including judgments, costs and counsel fees and actual expenses, for any action taken or omitted by the Unit Agent or arising in connection with this Agreement and the exercise by the Unit Agent of its rights hereunder and the performance by the Unit Agent of any of its obligations hereunder except as a result of the Unit Agent's gross negligence, bad faith or willful misconduct.

          (f) The Unit Agent, and any stockholder, director, officer, affiliate or employee ("Related Parties") of it, may buy, sell or deal in any of the Units, Notes, Warrants, Common Stock or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Company or for any other legal entity.

          (g) The Unit Agent shall act hereunder solely as agent for the Company, the Trustee and the Warrant Agent, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

          (h) No provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (i) The Unit Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action unless the Company or one or more registered holders of Unit Certificates shall furnish the Unit Agent with security and indemnity for any costs and expenses which may be incurred acceptable to the Unit Agent. This provision shall not affect the power of the Unit Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Units may be enforced by the Unit Agent without the possession of any of the Unit Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Unit Agent shall be brought in its name as Unit Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Units, as their respective rights or interests may appear.

          (j) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

               (2) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each Officers' Certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

          (k) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this

     Unit Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unit Agreement.

          (l) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the document.

          (m) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          SECTION 9. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Holders from time to time of the Units, that there shall at all times be a Unit Agent hereunder.

          (b) The Unit Agent may at any time resign as Unit Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Unit Agent, qualified as provided in Section 9(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Unit Agent and one copy to the successor Unit Agent. As provided in
Section 9(d) hereof, such resignation shall become effective upon the earlier of
(x) the acceptance of the appointment by the successor Unit Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company shall remove the Unit Agent and appoint a successor Unit Agent by written instrument signed by the Company, one copy of which shall be delivered to the Unit Agent being removed and one copy to the successor Unit Agent, if the Unit Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Unit Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. The Company may also remove the Unit Agent for any reason, in the manner described in the preceding sentence, with the consent of the Trustee and the Warrant Agent. Any removal of the Unit Agent and any appointment of a successor Unit Agent shall become effective upon acceptance of appointment by the successor Unit Agent as provided in Section 9(d). As soon as practicable after appointment of the successor Unit Agent, the Company shall cause written notice of the change in the Unit Agent to be given to each of the registered holders of the Units in the manner provided for in Section 10 hereof.

          (c) Upon resignation or removal of the Unit Agent, if the Company shall fail to appoint a successor Unit Agent within a period of 30 days after receipt of such notice of resignation or removal, then the holder of any Unit Certificate or the Unit Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Unit Agent. Pending appointment of a successor to the Unit Agent, either by the Company or by such a court, the duties of the Unit Agent shall be carried out by the Company.

          (d) Any successor Unit Agent, whether appointed by the Company or by a court, shall be an institution that meets the eligibility requirements for a trustee under the Indenture. Such successor Unit Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Unit Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Unit Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Unit Agent hereunder and (ii) upon payment of the amounts then due it pursuant to
Section 8(e) hereof, pay over, and such successor Unit Agent shall be entitled to receive, all monies deposited with or held by any predecessor Unit Agent hereunder.

          (e) Any corporation or bank into which the Unit Agent hereunder may be merged or converted, or any corporation or bank with which the Unit Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation or bank to which the Unit Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Unit Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

          (f) No Unit Agent under this Unit Agreement shall be personally liable for any action or omission of any successor Unit Agent.

          (g) The indemnity provisions of Section 8(e) hereof shall survive the resignation or removal of the Unit Agent.

          SECTION 10. Notices to the Company and Unit Agent, Trustee and Warrant Agent. Notice to the Unit Agent, the Warrant Agent and the Trustee shall be sufficiently given or made when received by the Unit Agent, the Warrant Agent or the Trustee, as applicable, at the addresses set forth below. Notice or demand authorized by this Agreement to be given to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage paid, addressed to:

                 Globe Holdings, Inc.
                 456 Bedford Street
                 Fall River, Massachusetts 02720
                 Attention:  Chief Financial Officer

     Copies to:  Code, Hennessy & Simmons LLC
                 10 South Wacker Drive
                 Suite 3175
                 Chicago, IL 60606

                 Attention:  Peter Gotsch

                      and

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Attention:  Stephen L. Ritchie, Esq.

Address of the Unit Agent, the Warrant Agent and the Trustee:

                 Norwest Bank Minnesota, National Association
                 Norwest Center
                 Sixth and Marquette
                 Minneapolis, Minnesota 55479
                 Attention:  Corporate Trust Services

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

          Any notice to be mailed to a holder of Units shall be mailed to him or her at the address that appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, Trustee and Warrant Agent. The Unit Agent shall furnish the Company, the Trustee or the Warrant Agent promptly when requested with a list of registered holders of Units for the purpose of mailing any notice or communication to the holders of the Notes or Warrants and at such other times as may be reasonably requested.

          SECTION 11. Supplements and Amendments. The Company and the Unit Agent may from time to time supplement or amend this Agreement without the approval of any holders of Units in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Trustee, the Warrant Agent and the Unit Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Unit Certificates in any material respect. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Unit holders shall require the written consent of registered holders of the then outstanding Units representing not less than a majority of the then outstanding Units.

          SECTION 12. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Trustee, the Warrant Agent or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 13. Governing Law. THIS AGREEMENT AND EACH UNIT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          SECTION 14. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates.

          SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       GLOBE HOLDINGS, INC.



                                       By:  /s/ Thomas A. Rodgers, III
                                           ------------------------------
                                           Name:  Thomas A. Rodgers, III
                                           Title: President





                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Unit Agent, Warrant Agent and Trustee



                                       By:  /s/ Curtis D. Schwegman
                                           ------------------------------
                                           Name:  Curtis D. Schwegman
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

                          [FORM OF UNIT CERTIFICATE]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (d) SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF ITS SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY OR
(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THE NOTE COMPRISING A PART OF THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR FEDERAL INCOME TAX PURPOSES. FOR THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTE FOR FEDERAL INCOME TAX PURPOSES, HOLDERS MAY CONTACT THE

COMPANY'S REPRESENTATIVE, LAWRENCE R. WALSH, VICE PRESIDENT, FINANCE AND ADMINISTRATION, AT (508) 674-3585.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF 14% SENIOR DISCOUNT NOTES DUE 2009 OF THE COMPANY (THE "NOTES") AND ONE WARRANT ("WARRANT") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.4155 SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. PRIOR TO THE EARLIEST TO OCCUR OF (I) THE DATE THAT IS SIX MONTHS FOLLOWING THE INITIAL SALE OF THE UNITS, (II) THE COMMENCEMENT OF AN EXCHANGE OFFER (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) WITH RESPECT TO THE NOTES, (III) THE DATE A SHELF REGISTRATION STATEMENT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE,
(IV) A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), OR (V) SUCH DATE AS BANCAMERICA ROBERTSON STEPHENS MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATE FROM. BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

                             GLOBE HOLDINGS, INC.

Units, Each Consisting of $1,000 Principal Amount at Maturity of 14% Senior Discount Notes due 2009 and one Warrant to Purchase 1.4155 Shares of Common Stock

No._______                                     CUSIP No._________
                                                                  _______ Units

          Globe Holdings, Inc., a Massachusetts corporation (the "Company," which term includes any successor corporation), hereby certifies that _____________ is the owner of __________ Units as described above, transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, on surrender of this Certificate properly endorsed.

          Each Unit consists of $1,000 principal amount at maturity of 14% Senior Discount Notes due 2009 of the Company (collectively, the "Notes") and one warrant (collectively, the "Warrants") to purchase 1.4155 shares of Class A Common Stock of the Company, par value $.01 per share (the "Common Stock"), subject to adjustment as provided in the Warrant Agreement (as defined below). The Notes and the Warrants represented by this Unit Certificate, which are attached hereto and made a part hereof, are non-detachable and not separately transferrable except as set forth herein. This Unit is issued pursuant to the Unit Agreement dated as of August 6, 1998 (the "Unit Agreement"), between the Company and Norwest Bank Minnesota, National Association, in its capacity as Unit Agent (in such capacity, the "Unit Agent") as well as in its capacities as Warrant Agent under the Warrant Agreement and Trustee under the Indenture (as defined below) and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes are governed by an Indenture dated as of August 6, 1998 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

          The terms of the Warrants are governed by a Warrant Agreement dated as of August 6, 1998 (the "Warrant Agreement") between the Company and Norwest Bank Minnesota, National Association, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Company will furnish to any Holder of a Unit upon written request and without charge a copy of the Unit Agreement, the Indenture and the Warrant Agreement. Requests may be made to: Globe Holdings, Inc., 456 Bedford Street, Fall River, Massachusetts 02720, Attn: Chief Financial Officer.

Dated:

                              GLOBE HOLDINGS, INC.


                              By:______________________________________
                                 Name:
                                 Title:


                              By:_______________________________________
                                 Name:
                                 Title:

Certificate of Authentication: This is one of the Units referred to in the above mentioned Unit Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Unit Agent


By:___________________________________
   Authorized Signatory

              NOTICE: THIS UNIT MAY NOT BE TRANSFERRED SEPARATELY
              FROM THE NOTES AND WARRANTS THAT COMPRISE THIS UNIT

                                ASSIGNMENT FORM


     To assign this Unit, fill in the form below: (I) or (we) assign and transfer this Unit to:


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________________________________________________
to transfer this Unit on the books of the Company. The agent may substitute another to act for him.

                                  [Check One]

[_] (a) this Unit is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

[_] (b) this Unit is being transferred pursuant to Rule 904 under the Securities Act and documents are being furnished which comply with the conditions of transfer set forth in the Unit Agreement.

[_]  (c)  this Unit is being transferred other than in accordance with (a) or
          (b) above and documents are being furnished which comply with the conditions of transfer set forth in the Unit Agreement.

If none of the foregoing boxes is checked, the Unit Agent shall not be obligated to register this Unit in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 5 of the Unit Agreement shall have been satisfied. Transfer of this Unit is subject to the terms of the Indenture and the Warrant Agreement.

Date: ____________________



              Your Signature:__________________________________________________
                             (Sign exactly as your names appears on the face of this Unit)


Signature Guarantee:___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants to the Company, the Unit Agent, the Trustee and the Warrant Agent that it is purchasing this Unit for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:__________________________     _______________________________________
                                    NOTICE:  to be executed by an executive
                                             officer

             SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL UNITS/1/
             -----------------------------------------------------



The following exchanges of a part of this Global Unit for Definitive Units have been made:


                                                Number of Units
                   Decrease in    Increase in    of this Global   Signature of
                    Number of      Number of     Unit following    authorized
                  Units of this  Units of this   such decrease    signatory of
Date of Exchange   Global Unit    Global Unit    (or increase)     Unit Agent
================================================================================




------------------

     /1/  This is to be included only if the Unit is in global form.

                                                                       EXHIBIT B


                        FORM OF LEGEND FOR GLOBAL UNIT


          Any Global Unit authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required under the Unit Agreement) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF GLOBAL SECURITIES SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES. INTERESTS OF BENEFICIAL OWNERS IN THE GLOBAL SECURITIES MAY BE TRANSFERRED OR EXCHANGED FOR CERTIFICATED SECURITIES IN ACCORDANCE WITH THE RULES AND PROCEDURES OF THE DEPOSITARY AND THE PROVISIONS OF SECTION 5 OF THE UNIT AGREEMENT. IN ADDITION, CERTIFICATED SECURITIES SHALL BE TRANSFERRED TO ALL BENEFICIAL OWNERS IN EXCHANGE FOR THEIR

     BENEFICIAL INTERESTS IN GLOBAL SECURITIES IF (i) THE COMPANY NOTIFIES THE REGISTRAR THAT THE DEPOSITARY IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY FOR ANY GLOBAL SECURITY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE ISSUER WITHIN 90 DAYS OF SUCH NOTICE OR (ii) THE COMPANY, AT ITS OPTION, NOTIFIES THE REGISTRAR IN WRITING THAT IT ELECTS TO CAUSE THE ISSUANCE OF SECURITIES IN DEFINITIVE FORM UNDER THE UNIT AGREEMENT.





                                      B-2